UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 23, 2005
Date of Report (Date of earliest event reported)
ALLERGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of principal executive offices) (Zip Code)
(714) 246-4500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.
     On August 19, 2005, Eric K. Brandt, Executive Vice President, Finance and Technical Operations, Chief Financial Officer announced that he is resigning his position with Allergan, Inc. (“Allergan”), effective as of September 5, 2005. Mr. Brandt informed Allergan that he is resigning to accept a position as President and Chief Executive Officer of Avanir Pharmaceuticals.
     In connection with Mr. Brandt’s resignation, the Allergan Board of Directors has appointed Jeffrey L. Edwards, 45, to the position of Executive Vice President, Finance and Business Development, Chief Financial Officer, effective upon Mr. Brandt’s resignation. Mr. Edwards has served as Allergan’s Corporate Vice President, Corporate Development since March 2002. Prior to that time, Mr. Edwards was Allergan’s Senior Vice President, Treasury/ Tax/ Investor Relations since 1998. From 1993 to 1998, Mr. Edwards was Allergan’s Vice President, Treasurer. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank where he held various senior level positions in the credit and business development functions.
     There are no understandings or arrangements between Mr. Edwards and any other person pursuant to which Mr. Edwards was selected to serve as an officer of Allergan. Mr. Edwards does not have any family relationship with any director, executive officer or person nominated or chosen by Allergan to become a director or executive officer.
     The full text of the press release relating to Mr. Brandt’s resignation and Mr. Edwards’ appointment as Executive Vice President, Finance and Business Development, Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.
Item 9.01. Exhibits.

99.1	Press release dated August 23, 2005 announcing the resignation of Eric K. Brandt and the appointment of Jeffrey L. Edwards as Executive Vice President, Finance and Business Development, Chief Financial Officer.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: August 23, 2005	By:	/s/ Douglas S. Ingram
		Name:	Douglas S. Ingram
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated August 23, 2005 announcing the resignation of Eric K. Brandt and the appointment of Jeffrey L. Edwards as Executive Vice President, Finance and Business Development, Chief Financial Officer.